EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS
OF
BROADRIDGE FINANCIAL SOLUTIONS, INC.
(A Delaware Corporation)

ARTICLE I

DEFINITIONS
As used in these By-laws, unless the context otherwise requires, the term:
1.    “Affiliate” and “Associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act.
2.    “Assistant Secretary” means an officer of the Corporation having the title of “Assistant Secretary.”
3.    “Assistant Treasurer” means an officer of the Corporation having the title of “Assistant Treasurer.”
4.    “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meanings set forth for such terms in Section 13(d) of the Exchange Act.
5.    “Board” means the Board of Directors of the Corporation.
6.    “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.
7.    “By-laws” means these By-laws of the Corporation, as amended or restated from time to time.
8.    “CEO” means an officer of the Corporation having the title of “Chief Executive Officer.”
9.    “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended or restated from time to time.
10.    “Chairman” means the Chairman of the Board of Directors of the Corporation.
11.    “Chief Financial Officer” means an officer of the Corporation having the title of “Chief Financial Officer.”

12.    “close of business” means 5:00 p.m., Eastern Time, on any calendar day, whether or not such day is a business day.
13.    “Corporation” means Broadridge Financial Solutions, Inc.
14.    “Directors” means the directors of the Corporation.
15.    “Entire Board” means all directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.
16.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
17.    “Exempt Party” means any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Requesting Stockholder (as defined in Section 2.4(b) hereof) or a Noticing Party (as defined in Section 2.12(d) hereof), as applicable, solely as a result of being the stockholder directed to prepare and submit the applicable notice required by these By-laws on behalf of a beneficial owner.
18.    “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.
19.    “Office of the Corporation” means the principal place of business of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.
20.    “President” means an officer of the Corporation having the title of “President.”
21.    “Proxy Rules” means Section 14 of the Exchange Act and the rules promulgated thereunder.
22.    “Qualified Representative” means, with respect to any Noticing Party or Eligible Stockholder (as defined in Section 2.13 hereof), (a) a duly authorized officer, manager or partner of such Noticing Party or Eligible Stockholder, or (b) a person authorized by a writing executed by such Noticing Party or Eligible Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party or Eligible Stockholder to the Corporation prior to the making of any nomination or proposal at a meeting of Stockholders stating that such person is authorized to act for such Noticing Party or Eligible Stockholder as proxy at the meeting, which writing or electronic transmission, or a reliable reproduction thereof, must be produced at the meeting.
23.    “Secretary” means an officer of the Corporation having the title of “Secretary.”
24.    “Stockholder Associated Person” means, with respect to a Noticing Party and, if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed: (a) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation; (b) any Affiliate or Associate of such Noticing Party (other than any Noticing Party that is an Exempt Party) or such beneficial owner(s); (c) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these By-laws; (d) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party); and (e) any person nominated for election as a Director by such Noticing Party pursuant to Section 2.12 or 2.13 hereof.
25.    “Stockholders” means the stockholders of the Corporation.
26.    “Treasurer” means an officer of the Corporation having the title of “Treasurer.”
27.    “Vice Chairman” means the Vice Chairman of the Board of Directors of the Corporation.
28.    “Vice President” means an officer of the Corporation having the title of “Vice President.”
ARTICLE II

STOCKHOLDERS
2.1.    PLACE OF MEETINGS. Every meeting of Stockholders shall be held at the Office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof. Meetings may be held in person, telephonically, or by any means of remote communication as may be designated by the Board from time to time.
2.2.    ANNUAL MEETING. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day in each year as may be determined by the Board and designated in the notice of meeting. The Board may postpone, reschedule or cancel any annual meeting of Stockholders.
2.3.    DEFERRED MEETING FOR ELECTION OF DIRECTORS, ETC. If the annual meeting of Stockholders for the election of Directors and the transaction of other business is not held on the date designated therefor at any adjournment of a meeting convened on such date, the Board shall call a meeting of Stockholders for the election of Directors and the transaction of other business as soon thereafter as convenient.
2.4.    SPECIAL MEETINGS.
(a)    A special meeting of Stockholders may be called at any time by the Board, the Chairman, the CEO or, solely in accordance with Section 2.4(b), the Secretary. Any such request shall state the purpose of the proposed meeting. At any special meeting of Stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.6 hereof or in any waiver of notice thereof given pursuant to Section 2.7 hereof. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any committee thereof or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any Stockholder of the Corporation who (A) is a Stockholder of record at the time the notice provided for in Section 2.12 is delivered to the Secretary and through the date of the special meeting, (B) is entitled to vote at the special meeting and (C) complies with the notice procedures and conditions set forth in Section 2.12 (including the information requirements in Section 2.12(e) and the nominee eligibility requirements in Section 2.12(f)) as to such nomination. For the avoidance of doubt, the foregoing clause (ii) of this paragraph (a) of Section 2.4 shall be the exclusive means for a Stockholder to propose nominations of persons for election to the Board at a special meeting of Stockholders at which Directors are to be elected. The Board may postpone, reschedule or cancel any special meeting of Stockholders previously called by the Board, the Chairman or the CEO.
(b)    Subject to Sections 2.4(c)-(g), a special meeting of Stockholders shall be called by the Secretary only upon proper written request or requests (each, a “MEETING REQUEST”) given by or on behalf of one or more persons (each, a “REQUESTING STOCKHOLDER”) who, as of the Requested Record Date (as defined below), in the aggregate beneficially own at least twenty percent (20%) of the voting power of all outstanding shares of common stock of the Corporation (the “REQUIRED PERCENTAGE”). Meeting Requests from Requesting Stockholders holding the Required Percentage must be delivered by personal delivery, by overnight courier, or by registered or certified mail, postage prepaid, to the Secretary at the Office of the Corporation not later than sixty (60) days following the Requested Record Date.
(c)    No Stockholder may submit a Meeting Request unless a Stockholder of record has first submitted a request in proper written form to the Secretary at the Office of the Corporation, delivered by personal delivery, by overnight courier, or by registered or certified mail, postage prepaid, that the Board fix a record date for determining the Stockholders entitled to submit a Meeting Request pursuant to Section 2.4(b) (a “RECORD DATE REQUEST”). To be in proper written form, a Record Date Request shall (i) be signed and dated by the Stockholder or Stockholders of record submitting the Record Date Request, (ii) include a reasonably brief description of the purpose or purposes of the special meeting and each proposed item of business and proposed Director nominee (the “PROPOSED BUSINESS”) and the reasons for conducting the Proposed Business at the special meeting, and (iii) as to each item of Proposed Business, each stockholder submitting the Record Date Request and each Stockholder Associated Person (as defined in Article 1, but substituting “stockholder submitting the Record Date Request” in all places in such definition where reference is made to the Noticing Party), include the information required to be set forth in a notice under Section 2.12 as if the Proposed Business were to be considered at an annual meeting of Stockholders, except that for purposes of this Section 2.4(c), the term “the stockholder submitting the Record Date Request” shall be substituted for the references to, and requirements of, the Noticing Party. Within twenty (20) days after the Secretary receives a Record Date Request in compliance with this Section 2.4(c), the Board shall adopt a resolution fixing a record date for such purpose (the “REQUESTED RECORD DATE”), which Requested Record Date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board. Notwithstanding anything in this Section 2.4 to the contrary, no Requested Record Date shall be fixed if the Board determines that the Record Date Request or any Meeting Request that would be submitted following such Record Date Request could not comply with the requirements set forth in this Section 2.4 or applicable law.
(d)    To be in proper form, a Meeting Request shall be signed by the Requesting Stockholder or Requesting Stockholders submitting such Meeting Request, shall be delivered to the Secretary at the Office of the Corporation, and shall set forth: (i) a statement of the specific purpose of the meeting and the Proposed Business, the reasons for conducting such Proposed Business at the meeting, and any material interest in such Proposed Business of each such Requesting Stockholder; (ii) the name and address of each such Requesting Stockholder as it appears on the Corporation’s books (or, with respect to all shares to be included in the Required Percentage that are beneficially owned but not of record by any such Requesting Stockholder, the name of each broker, bank or custodian (or similar entity) of each such Requesting Stockholder with respect to such shares); (iii) the number of shares of the Corporation’s common stock owned of record and beneficially by each such Requesting Stockholder; and (iv) as to each item of Proposed Business, each Requesting Stockholder and each Stockholder Associated Person (as defined in Article 1, but substituting “Requesting Stockholder” in all places in such definition where reference is made to the Noticing Party), include the information required to be set forth in a notice under Section 2.12 as if the Proposed Business were to be considered at an annual meeting of Stockholders and the Meeting Request was a notice of such business submitted by the Requesting Stockholder, except that for purposes of this Section 2.4(d), the term “Requesting Stockholder” shall be substituted for the references to, and requirements of, the Noticing Party. The requirement set forth in clause (iv) of the immediately preceding sentence shall not apply to (A) any Stockholder, or beneficial owner, as applicable, who has provided a written request solely in response to a solicitation made by a Stockholder pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Exchange Act Schedule 14A or (B) any Exempt Party. The Corporation shall not accept, and shall consider ineffective, any Meeting Request if (i) it does not comply with this Section 2.4 and applicable law, (ii) it relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, or (iii) it includes an item of business proposed to be transacted at such meeting that did not appear on the applicable Record Date Request. Notwithstanding the foregoing, each Requesting Stockholder shall comply with all applicable requirements of law, including the Exchange Act and the rules and regulations promulgated thereunder, in connection with any Record Date Request or Meeting Request.
(e)    A Requesting Stockholder may revoke its Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked Meeting Requests from less than the Required Percentage, the Board, in its discretion, may cancel the special meeting of the Stockholders.

(f)    A special meeting requested by Stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board; PROVIDED, HOWEVER, that the date of any such special meeting shall be not more than 90 days after the receipt by the Secretary in the manner required by Section 2.4(b) of Meeting Requests from the Required Percentage.
(g)    Notwithstanding anything to the contrary in this Section 2.4: (i) a special meeting requested by Stockholders shall not be held if (A) the Board has called or calls for an annual meeting of Stockholders and the purpose of such annual meeting includes (among any other matters properly brought before the meeting) the purpose specified in the Meeting Request, (B) an annual or special meeting of Stockholders was held not more than twelve (12) months before the first Meeting Request was received by the Secretary which included the purpose specified in such Meeting Request or (C) subject to the discretion of the Board, the purpose of the special meeting is to hold an election of Directors; and (ii) nothing herein shall prohibit the Board from including in the Corporation’s notice of any special meeting of Stockholders called by the Secretary additional matters to be submitted to the Stockholders at such meeting not included in the Meeting Request in respect of such meeting.
2.5.    FIXING RECORD DATE.
(a)    For the purpose of determining the Stockholders (i)(A) entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof or (B) unless otherwise provided in the Certificate of Incorporation, in the event that action by written consent is authorized by the Certificate of Incorporation, entitled to express consent to corporate action in writing without a meeting; (ii) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (iii) for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (i)(A) above, more than sixty (60) nor less than ten (10) days before the date of such meeting, (y) in the case of clause (i)(B) above, more than ten (10) days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause (ii) or (iii) above, more than sixty (60) days prior to such action.
(b)    If no such record date is fixed:
(i)    the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
(ii)    in the event that action by written consent is authorized by the Certificate of Incorporation, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required under the General Corporation Law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded; and when prior action by the Board is required under the General Corporation Law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and
(iii)    the record date for determining Stockholders for any purpose other than those specified in Sections 2.5(b)(i) and 2.5(b)(ii) hereof shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c)    When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. Delivery made to the Corporation’s registered office in accordance with Section 2.5(b)(ii) hereof shall be by hand or by certified or registered mail, return receipt requested.
2.6.    NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise provided in Sections 2.5 and 2.7 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, written notice (which may be transmitted electronically) shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place (including an adjournment to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time or place, if any, thereof, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable Stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.7.    WAIVERS OF NOTICE. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the Stockholder or Stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of Stockholders need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.
2.8.    LIST OF STOCKHOLDERS. The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The Corporation shall maintain the Stockholder list in written form or in another form capable of conversion into written form within a reasonable time. If the Stockholder list is made available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.
2.9.    QUORUM OF STOCKHOLDERS; ADJOURNMENT. Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of a majority of all outstanding shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders. The chair of the meeting or holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED, HOWEVER, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.10.    VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in such Stockholder’s name on the record of Stockholders determined in accordance with Section 2.5 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in these By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters which may be properly considered at such meeting, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law, the voting shall be by ballot. Each ballot shall be signed by the Stockholder voting or the Stockholder’s proxy and shall state the number of shares voted. On all other questions, the voting may be by voice vote. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.
2.11.    VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any Stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.
2.12.    CONDUCT OF MEETINGS; PROCEDURES.
(a)    Unless otherwise determined by the Board, at each meeting of Stockholders, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Vice Chairman, the CEO, or in the absence of the CEO, the President, or in the absence of the President, a corporate Vice President, and in case more than one corporate Vice President shall be present, that corporate Vice President designated by the Board (or in the absence of any such designation, the most senior corporate Vice President, based on time served in such office, present), shall act as chair of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chair or a secretary of the meeting, as the case may be, shall be chosen by the Board. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of Stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (vi) limitations on the time allotted to questions or comments by participants; (vii) removal of any Stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (xi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (xii) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of Stockholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Except to the extent determined by the Board or the chair of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(b)    Nominations of persons for election to the Board may be made at an annual meeting of Stockholders or at a special meeting of Stockholders at which Directors are to be elected pursuant to the notice for such meeting only (i) by or at the direction of the Board, (ii) by any nominating committee designated by the Board or (iii) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary and through the date of the meeting, who is entitled to vote for the election of Directors at the meeting and who complies with the applicable provisions of Section 2.12(d) hereof.
(c)    At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Stockholder who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary and through the date of the meeting, who is entitled to vote at the meeting and who complies with the applicable provisions of Section 2.12(d) hereof.
(d)    In addition to any other applicable requirements, (i) all nominations of persons for election to the Board pursuant to Section 2.12(b)(iii) must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “NOTICE OF NOMINATION”) and (ii) all proposals of business to be brought before an annual meeting pursuant to Section 2.12(c)(iii) must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “NOTICE OF BUSINESS”), in each case, by or on behalf of such Stockholder of record (each, a “NOTICING PARTY”). To be timely, the Notice of Nomination (and Eligibility Documents required by Section 2.12(f)) or the Notice of Business, as the case may be, must be delivered to, and received at, the Office of the Corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board, or business to be conducted, at an annual meeting of Stockholders, not earlier than the close of business on the one hundred fiftieth (150th) day and not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date on which the Corporation held the prior year’s annual meeting of Stockholders, or (ii) in the case of the nomination of a person for election to the Board at a special meeting of Stockholders, not earlier than the close of business on the one hundred thirtieth (130th) day prior to such special meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such special meeting and (B) the tenth (10th) day following the day on which Public Disclosure (as defined in Section 2.12(j)) of the date of such special meeting is first made by the Corporation; PROVIDED, HOWEVER, that in the event the annual meeting of Stockholders is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary of the prior year’s annual meeting of Stockholders or if no annual meeting was held during the prior year, notice by the Noticing Party to be timely must be received not earlier than the close of business on the one hundred thirtieth (130th) day prior to such annual meeting and not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting and (b) the tenth (10th) day following the day on which Public Disclosure of the date of such annual meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual or special meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.
(e)    The Notice of Nomination shall set forth, with respect to each Noticing Party making a nomination, each beneficial owner of shares of stock of the Corporation on whose behalf such nomination is made, and each Stockholder Associated Person thereof:
(i)    the name and record address of the Noticing Party, each beneficial owner of shares of stock of the Corporation on whose behalf such nomination is made and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books);
(ii)
(A)    the class and number of shares of stock held of record or beneficially (specifying such type of ownership) by such Noticing Party, each such beneficial owner of shares of stock of the Corporation on whose behalf such nomination is made and each such Stockholder Associated Person (including any right to acquire beneficial ownership of shares of stock of the Corporation at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;
(B)    a description of any agreement, arrangement or understanding, written or oral, (1) between or among such Noticing Party and any Stockholder Associated Person or (2) between or among such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);
(C)    (1) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, forwards, futures, swaps, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements and borrowed or loaned shares) that has been entered into, directly or indirectly, by, or on behalf of, the Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Noticing Party or any Stockholder Associated Person with respect to shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (a “DERIVATIVE”) and (2) all other information relating to Derivatives that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of Derivatives were treated the same as trading in the securities of the Corporation under the Proxy Rules;
(D)    any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in the Corporation or any Affiliate thereof or in any Stockholder business or nominations to be brought before the meeting by such Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person received no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(E)    any rights to dividends on the stock of the Corporation owned beneficially by the Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation;
(F)    any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which the Noticing Party or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member;
(G)    any direct or indirect interest (other than solely as a result of security ownership) of the Noticing Party or, to the knowledge of the Noticing Party (or the beneficial owner(s) on whose behalf the Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in any agreement with the Corporation or any Affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(H)    a representation that (1) neither the Noticing Party nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (2) the Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.12;
(I)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by the Noticing Party or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by the Noticing Party or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D (the information specified in Sections 2.12(e)(i) and 2.12(e)(ii), collectively, the “STOCKHOLDER INFORMATION”);
(iii)    a representation that the Noticing Party is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear or cause a Qualified Representative to appear at the meeting to propose such nomination and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(iv)    as to each person whom the Noticing Party proposes to nominate for election as a Director,
(A)    all information regarding each nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to the Proxy Rules;
(B)    the written consent of each nominee to being named in a proxy statement as a nominee and to serve if elected and representation by each nominee that, if elected, they intend to serve as a Director of the Corporation until a successor is elected and qualified;
(C)    a description of any business or personal interests that would reasonably be expected to place such nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;
(D)    the date(s) of first contact between the Noticing Party or any Stockholder Associated Person, on the one hand, and such nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including such nominee) for election as a Director of the Corporation; and
(E)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Noticing Party, any beneficial owner on whose behalf the nomination is made, and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, or that such proposed nominee knows that any of such proposed nominee’s Associates has with any Noticing Party or any Stockholder Associated Person, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Noticing Party, any beneficial owner on whose behalf the nomination is made, if any, or any Stockholder Associated

Person (other than the proposed nominee), were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(v)    a representation as to whether the Noticing Party intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from Stockholders in support of such nomination;
(vi)    all other information that would be required to be disclosed in a proxy statement filed by the Noticing Party or Stockholder Associated Person with the Securities and Exchange Commission in connection with a solicitation of proxies for the election of the proposed nominees in a contested election pursuant to the Proxy Rules;
(vii)    a description of any pending or, to the knowledge of the Noticing Party (or the beneficial owner(s) on whose behalf the Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which the Noticing Party or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the knowledge of the Noticing Party (or the beneficial owner(s) on whose behalf the Noticing Party is submitting a notice to the Corporation), any current or former officer, Director or Affiliate of the Corporation;
(viii)    identification of the names and addresses of other Stockholders (including beneficial owners) known by the Noticing Party (or the beneficial owner(s) on whose behalf the Noticing Party is submitting a notice to the Corporation) to be providing financial support for the nomination submitted by the Noticing Party and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by each such other Stockholder or beneficial owner; and
(ix)    a representation from the Noticing Party as to whether the Noticing Party or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (A) solicit proxies in support of the election of any nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any nominee to be considered at the meeting and, if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation,
PROVIDED, HOWEVER, that the disclosures described in the foregoing subclauses (i) through (ix) shall not include any such disclosures with respect to the ordinary course business activities of any Exempt Party.
The Corporation may require any Noticing Party to furnish such other information as would reasonably be expected to be material to a reasonable Stockholder’s understanding of (i) the solicitation of proxies from the Corporation’s Stockholders by such Noticing Party (or any Stockholder Associated Person) or (ii) the eligibility, suitability or qualifications of a proposed nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a Director and for determining and disclosing the independence of the Corporation’s Directors, including those applicable to a Director’s service on any of the committees of the Board, or the requirements of any laws or regulations applicable to the Corporation. If requested by the Corporation, any such other information shall be provided by the Noticing Party within ten (10) days after it has been requested by the Corporation.
(f)    To be eligible to be a nominee of a Stockholder for election or reelection as a Director, the nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.12(d)) to the Secretary (i) a written representation and agreement completed by such nominee in the form required by the Corporation providing that such nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a Director, will act or vote on any issue or question (a “VOTING COMMITMENT”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a Director of the Corporation, with such nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with his or her candidacy for the Board or his or her service or action as a Director that has not been disclosed to the Corporation; (C) will, if elected, comply with all applicable law and listing standards, the Certificate of Incorporation, these By-laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors, and all applicable fiduciary duties under state law; (D) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such nominee provided to the Corporation by such nominee or otherwise pursuant to these By-laws; (E) intends to serve a full term as a Director of the Corporation, if elected; and (F) will provide facts, statements and other information in all communications with the Corporation and its Stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect, and (ii) a completed and executed questionnaire with respect to the background and qualifications of such nominee in the form required by the Corporation. The forms of the documents required by this Section 2.12(f) shall be provided by the Secretary within ten (10) days after receiving a written request therefor from any Stockholder of record identified by name. The information specified in this Section 2.12(f) is referred to collectively as the “ELIGIBILITY DOCUMENTS”.
(g)    The Notice of Business shall set forth with respect to each Noticing Party, each beneficial owner of shares of stock of the Corporation on whose behalf such business is proposed, and each Stockholder Associated Person thereof: (i) the Stockholder Information and the information required by Sections 2.12(e)(vii) through (ix) (except that references to “nominations” and “nominees” shall instead refer to “Stockholder business” for purposes of this Section 2.12(g)), (ii) a representation that the Noticing Party is a holder of record of stock of the

Corporation entitled to vote at the meeting and intends to appear or cause a Qualified Representative to appear at the meeting to propose such business and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such Stockholder business at such meeting, the Corporation need not present such Stockholder business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (iii) a brief description of the Stockholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-laws, the language of the proposed amendment), and the reasons for conducting such Stockholder business at the annual meeting, (iv) any material interest of the Noticing Party and/or Stockholder Associated Person in such Stockholder business and (v) all other information that would be required to be disclosed in a proxy statement by the Noticing Party or Stockholder Associated Person with the Securities and Exchange Commission in connection with a solicitation of proxies subject to the Proxy Rules. The Corporation may require the Noticing Party to furnish such other information as would reasonably be expected to be material to a reasonable Stockholder’s understanding of (i) any item of business proposed by such Noticing Party under this Section 2.12(g) or (ii) the solicitation of proxies from the Corporation’s Stockholders by such Noticing Party (or any Stockholder Associated Person). If requested by the Corporation, any such other information shall be provided by the Noticing Party within ten (10) days after it has been requested by the Corporation. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 2.12
(h)    Any information required by this Section 2.12 to be provided to the Corporation must be updated and supplemented by the Noticing Party by delivery to the Secretary (i) no later than ten days after the record date for determining the Stockholders entitled to vote at the annual meeting or special meeting of Stockholders, of such information as of such record date and (ii) no later than five days before the annual meeting or special meeting of Stockholders, of such information as of the date that is ten days before the annual meeting or special meeting of Stockholders. Further, in the event that any information or communications provided (pursuant to this Section 2.12 or otherwise) by the Noticing Party ceases to be true and correct in any respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, the Noticing Party shall notify the Secretary, within two (2) business days after becoming aware of such inaccuracy or omission, of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Noticing Party or other person to change or add any proposed Stockholder nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-laws) available to the Corporation relating to any defect (including any inaccuracy or omission). In addition, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any nominee(s) proposed by such Noticing Party, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(i)    Notwithstanding the foregoing provisions of this Section 2.12, if the Noticing Party (or a Qualified Representative of the Noticing Party) does not appear at the annual or special meeting of Stockholders to present the Stockholder nomination or the Stockholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, and no vote shall be taken with respect to such nomination or such Stockholder business, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(j)    For purposes of this Section 2.12, “PUBLIC DISCLOSURE” shall be a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15 of the Exchange Act or any successor statute thereto.
(k)    Notwithstanding the foregoing, a Noticing Party shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.
(l)    Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), a Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (i) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.12 and (ii) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.12 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.12.
(m)    Notwithstanding anything herein to the contrary, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any nominee(s) proposed by such Noticing Party and (A) such Noticing Party or Stockholder Associated Person subsequently either (1) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such nominee(s) in accordance with Rule 14a-19(b) under the Exchange Act or (2) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with Section 2.12(h)) and (B) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such nominee(s) (1) to the

Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these By-laws, still intends to solicit proxies in support of the election or reelection of such nominee(s) in accordance with Rule 14a-19(b) under the Exchange Act and (2) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in Section 2.12(h), then the Corporation shall disregard any proxies or votes solicited for such nominee(s) regardless of the person or entity who solicited such proxies (notwithstanding that proxies may have been received by the Corporation).
(n)    No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.12 or Section 2.13 or by or at the direction of the Board or by any nominating committee designated by the Board, and no business shall be conducted at a meeting of Stockholders of the Corporation except business brought by a Stockholder pursuant to Rule 14a-8 under the Exchange Act or in accordance with the procedures set forth in this Section 2.12 or Section 2.4 or business brought by or at the direction of the Board. The Corporation shall disregard the nomination of any person who is not eligible to serve as a Director of the Corporation. The number of persons a Noticing Party may include in a Notice of Nomination may not exceed the number of Directors to be elected at such meeting (based on Public Disclosure by the Corporation prior to the date of such notice), and, for the avoidance of doubt, no Noticing Party shall be entitled to identify any additional or substitute persons as nominees following the expiration of the applicable time period set forth in Section 2.12(d) hereof. Except as otherwise provided by law, the Board or the chair of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these By-laws, and, if the Board or the chair of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chair of the meeting (or the Board) shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Nothing in this Section 2.12 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(o)    Any written notice, supplement, update or other information required to be delivered by a Stockholder to the Corporation pursuant to this Section 2.12 must be given by personal delivery, by overnight courier, or by registered or certified mail, postage prepaid, to the Secretary at the Office of the Corporation and shall be deemed not to have been delivered unless so given.
2.13.    PROXY ACCESS FOR DIRECTOR NOMINATIONS. Whenever the Board solicits proxies with respect to an annual meeting of Stockholders, the Corporation shall include in its proxy statement the name, together with the Required Information (as defined in Section 2.13(a)), of any Stockholder Nominee (as defined in Section 2.13(a)) identified in a timely notice that satisfies the notice requirements for annual meetings of Stockholders under Section 2.12(d) and this Section 2.13 (a “PROXY ACCESS NOTICE”) delivered by a

Stockholder (or group of Stockholders) who at the time the request is delivered satisfies, or is acting on behalf of persons who satisfy, the ownership and other requirements of this Section 2.13 (such Stockholder or group of Stockholders, and any person on whose behalf the Stockholder or group of Stockholders is acting, the “ELIGIBLE STOCKHOLDER”), and who expressly elects at the time of providing the Proxy Access Notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.13.
(a)    For purposes of this Section 2.13, “STOCKHOLDER NOMINEE” shall mean a person properly nominated for Director by an Eligible Stockholder in accordance with this Section 2.13. The “REQUIRED INFORMATION” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, would be required to be disclosed in a proxy statement or other filings required to be filed pursuant to the Proxy Rules, and (ii) if the Eligible Stockholder so elects, a Statement (as defined in Section 2.13(f)).
(b)    The maximum number of Stockholder Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 2.13 shall not exceed twenty-five percent (25%) of the number of Directors serving on the Board as of the last day on which Notice of Nomination may be delivered pursuant to the notice requirements for annual meetings of Stockholders under Section 2.12(d), or if such amount is not a whole number, the closest whole number below twenty-five percent (25%); PROVIDED, HOWEVER, that if one or more vacancies on the Board for any reason occur after the deadline for delivery of the Notice of Nomination and before the date of the upcoming annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the number of Directors in office as so reduced. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.13 has been reached: (i) any Stockholder Nominee that was submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 whom the Board decides to nominate as a Director (a “Board Nominee”), (ii) any Stockholder Nominee whose nomination is subsequently withdrawn or declared invalid or otherwise is disqualified or becomes ineligible, (iii) any Director who had been a Stockholder Nominee at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board and (iv) any Director nominee who will be included in the Corporation’s proxy materials at the upcoming annual meeting as nominees unopposed (by the Corporation) or recommended by the Board pursuant to an agreement, arrangement or other understanding with a Stockholder or group of Stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such Stockholder or group of Stockholders), other than any such nominee who at the time of the annual meeting shall have served as a Director continuously as a nominee of the Board for at least two annual terms immediately preceding the upcoming annual meeting. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds this maximum number, each Eligible Stockholder shall select one (1) Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the

Corporation’s stock owned by each Eligible Stockholder as disclosed in the Proxy Access Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one (1) Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. Once the maximum number of Stockholder Nominees is reached, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.13 thereafter (i) is nominated by the Board for election at the upcoming annual meeting of Stockholders, (ii) is not submitted for Director election for any reason (including the failure to comply with or satisfy the eligibility requirements in this Section 2.13) other than due to a failure by the Corporation to include such Stockholder Nominee in the Corporation’s proxy materials in violation of this Section 2.13, (iii) withdraws his or her nomination (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (iv) becomes unwilling to serve on the Board, then, in each such case, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for Director election pursuant to this Section 2.13 in substitution for such Stockholder Nominee with respect to the annual meeting of Stockholders.
(c)    To be an Eligible Stockholder, the Stockholder (or group of Stockholders) must have owned (as defined in Section 2.13(e)) three percent (3%) or more of the Corporation’s outstanding common stock continuously for at least three years (the “REQUIRED SHARES”) as of the date the Proxy Access Notice is delivered to or mailed to and received by the Corporation in accordance with Section 2.12 and this Section 2.13, must continue to own the Required Shares as of the record date for determining Stockholders entitled to vote at the meeting and must continue to own the Required Shares until at least the date of the annual meeting of Stockholders for which the Stockholder Nominee is being proposed. For purposes of satisfying the foregoing ownership requirement under this Section 2.13, the shares of common stock owned by one or more Stockholders, or by the person or persons who own shares of the Corporation’s common stock and on whose behalf any Stockholder is acting, may be aggregated, provided that the number of Stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed fifty (50). Two or more funds that are part of the same Qualifying Fund Group (as defined below) shall be treated as one Stockholder for purposes of determining the aggregate number of Stockholders in this section and shall be treated as one person for the purpose of determining “ownership” under this Section 2.13. For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself beneficially owned such shares continuously for the required holding period and through the date of the annual meeting of Stockholders (in addition to the other applicable requirements being met). Whenever the Eligible Stockholder consists of a group of persons (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Section 2.13 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each such person (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the minimum holding period in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition). For the purposes of this Section 2.13, a “QUALIFYING FUND GROUP” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.
(d)    Within the time period specified in Section 2.12(d) for providing a Notice of Nomination with respect to an annual meeting of Stockholders, an Eligible Stockholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by Section 2.12(e)):
(i)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to or mailed to and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, as well as the Eligible Stockholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and any intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date,
(ii)    in the case of a nomination by a group of persons together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one record Stockholder or beneficial owner for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group,
(iii)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act,
(iv)    representations and agreements that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board at the meeting any person other than a Stockholder Nominee being nominated pursuant to this Section 2.13, (C) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the meeting other than its Stockholder Nominee or a Board Nominee, (D) will not distribute to any Stockholder any form of proxy for the meeting other than the form distributed by the Corporation, (E) intends to continue to own the Required Shares through the date of the meeting and to vote the Required Shares at the annual meeting, (F) will provide facts, statements and other information in all communications with the Corporation and its Stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (G) is not and will not become party to (y) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how a Stockholder Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or (z) any such agreement, arrangement, understanding, commitment or assurance that could limit or interfere with any Stockholder Nominee’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, and (H) is not and will not become a party to any direct or indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder, any Stockholder Nominee or their respective Affiliates or Associates, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Eligible Stockholder or any of its Affiliates or Associates were the “registrant” for purposes of such rule and the person were a director or executive of such registrant, other than such agreements, arrangements, understandings and relationships that have been disclosed to the Corporation, and
(v)    the Eligible Stockholder’s agreement to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s Stockholders or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss, damages or other costs or expenses (including attorneys’ fees) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination or information submitted by the Eligible Stockholder pursuant to this Section 2.13 or any failure to provide information required by or otherwise comply with this Section 2.13, (C) file with the Securities and Exchange Commission all soliciting and other materials as required under Section 2.13(i), (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting and (E) in the case of a nomination by a group of persons together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.13 (including withdrawal of the nomination).
(e)    For purposes of this Section 2.13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates in any transaction that has not been settled or closed, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purposes or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s common stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Stockholder’s or Affiliate’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Stockholder or Affiliate. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A Stockholder’s ownership of shares shall be deemed to continue during any period in which the Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the Stockholder. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. Whether outstanding shares of the Corporation’s capital stock are “owned” for these purposes shall be determined by the Board, which determination shall be conclusive and binding on the Corporation and its Stockholders.
(f)    The Eligible Stockholder may provide to the Secretary, within the time period specified in Section 2.12(d) for providing the Notice of Nomination, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed five hundred (500) words, in support of a Stockholder Nominee’s candidacy (the “STATEMENT”). Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard. Within the time period specified in Section 2.12(d) to provide a Notice of Nomination with respect to an annual meeting of Stockholders, a Stockholder Nominee must deliver to the Secretary the Eligibility Documents. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee is independent under applicable listing standards (including for purposes of Audit, Compensation and Governance and Nominating Committee membership), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s Directors (the “APPLICABLE INDEPENDENCE STANDARDS”).
(g)    The Corporation shall not be required to include, pursuant to this Section 2.13, a Stockholder Nominee in its proxy materials (i) for any meeting for which the Secretary receives a notice that the Eligible Stockholder or any other Stockholder has nominated a person for election to the Board pursuant to the requirements of Section 2.12 and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.13, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the meeting other than its Stockholder Nominee or a Board Nominee, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board, (iv) whose election as a member of the Board would cause the Corporation to be in violation of these By-laws, the

Corporation’s Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s common stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three years, a director or officer of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding minor traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board, or (ix) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with any of their obligations pursuant to Section 2.12 or this Section 2.13. Unless otherwise required by law, if any Eligible Stockholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to all notices required pursuant to this Section 2.13) and (ii) subsequently fails to comply with any requirements of Rule 14a-19 promulgated under the Exchange Act or any other rules or regulations thereunder, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded.
(h)    Notwithstanding anything to the contrary set forth herein, the Board or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under Section 2.12 or this Section 2.13, as determined by the Board or the person presiding at the meeting, or (ii) the Eligible Stockholder (or a Qualified Representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.13.
(i)    The Eligible Stockholder (including any person who owns shares that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 2.13(c)) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s Stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under the Proxy Rules or whether any exemption from filing is available for such solicitation or other communication under the Proxy Rules.
(j)    No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.13. If any person purports to be a member of more than one group constituting an Eligible Stockholder, such person shall only be deemed to be a member of the group that has the largest ownership position (as reflected in the applicable Proxy Access Notice).

(k)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular meeting of Stockholders but withdraws from or becomes ineligible or unavailable for election at the meeting, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.13 for the next two annual meetings of Stockholders following the meeting for which the Stockholder Nominee has been nominated for election.
(l)    Notwithstanding the foregoing, an Eligible Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.
(m)    Any information required by this Section 2.13 to be provided to the Corporation must be updated and supplemented by the providing Eligible Stockholder or Stockholder Nominee, as applicable, by delivery to the Secretary (i) no later than ten days after the record date for determining the Stockholders entitled to vote at the annual meeting of Stockholders, of such information as of such record date and (ii) no later than five days before the annual meeting of Stockholders, of such information as of the date that is ten days before the annual meeting of Stockholders. Further, in the event that any information or communications provided (pursuant to this Section 2.13 or otherwise) by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its Stockholders ceases to be true and correct in any respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each such providing Eligible Stockholder or providing Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-laws) available to the Corporation relating to any defect (including any inaccuracy or omission).
(n)    This Section 2.13 shall be the exclusive method for Stockholders to include nominees for Director election in the Corporation’s proxy materials, except in accordance with Rule 14a-19 under the Exchange Act.
2.14.    ORDER OF BUSINESS. The order of business at all meetings of Stockholders shall be as determined by the Board or, to the extent not inconsistent therewith, by the chair of the meeting.
ARTICLE III

DIRECTORS
3.1.    GENERAL POWERS. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the

Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required by these By-laws or the Certificate of Incorporation or by statute to be exercised and performed by the Stockholders.
3.2.    NUMBER; QUALIFICATION; TERM OF OFFICE. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. No person shall be eligible for election or appointment as a Director unless such person has, within ten (10) days following any reasonable request therefor from the Board or any committee thereof, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a Director or any other matter reasonably related to such person’s candidacy or service as a Director of the Corporation. Directors need not be Stockholders. Each Director shall hold office until a successor is elected and qualified or until the Director’s death, resignation or removal.
3.3.    ELECTION. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a majority of the votes cast at an annual meeting of Stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election, provided that if the number of nominees exceeds the number of Directors to be elected (determined as of the last date on which a Notice of Nomination may be timely delivered pursuant to Section 2.12(d)), the Directors shall be elected by a plurality of such votes. In an election that is not contested (as determined by the immediately preceding proviso), any incumbent Director who fails to receive a majority of the votes cast shall promptly submit an offer to resign from the Board. The Governance and Nominating Committee (as defined in Section 4.1) shall recommend to the Board whether to accept or reject the Director’s offer to resign, or what other action should be taken. The Board shall act on the offer to resign, taking into account the Governance and Nominating Committee’s recommendation, within ninety (90) days from the date of the certification of election results and publicly disclose its decision regarding the offer to resign and, if such offer is not accepted, the rationale behind the decision. Any Director who offers to resign shall not participate in the Governance and Nominating Committee’s recommendation or the Board’s decision.
3.4.    NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any other reason, including the removal of Directors without cause, may be filled by the affirmative vote of a majority of the Entire Board, although less than a quorum, or by a sole remaining Director, or may be elected by a majority of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of Stockholders called for that purpose. If at such special meeting no person nominated to ﬁll the vacancy receives a majority of such votes, then such vacancy shall be ﬁlled by the aﬃrmative vote of a majority of the Entire Board, although less than a quorum, or by the sole remaining Director. A Director elected to fill a vacancy shall be elected to hold office until a successor is elected and qualified, or until the Director’s earlier death, resignation or removal.

3.5.    RESIGNATION. Any Director may resign at any time upon notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.
3.6.    REMOVAL. Subject to the provisions of Section 141(k) of the General Corporation Law, any or all of the Directors may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote at an election of Directors.
3.7.    COMPENSATION. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors, in consideration of serving as such, shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.
3.8.    TIMES AND PLACES OF MEETINGS. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.
3.9.    ANNUAL MEETINGS. On the day when and at the place where the annual meeting of Stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 hereof for special meetings of the Board or in a waiver of notice thereof.
3.10.    REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.
3.11.    SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman, the CEO, the President or the Secretary or by any two or more Directors then serving on at least twenty-four (24) hours’ notice to each Director given by one of the means specified in Section 3.14 hereof other than by mail, or on at least five (5) days’ notice if given by mail, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Special meetings shall be called by the Chairman, CEO, President or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

3.12.    TELEPHONE MEETINGS. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.
3.13.    ADJOURNED MEETINGS. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
3.14.    NOTICE PROCEDURE. Subject to Sections 3.11 and 3.15 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telecopy, electronic transmission or similar means addressed as aforesaid.
3.15.    WAIVER OF NOTICE. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice or waiver by electronic transmission unless so required by statute, the Certificate of Incorporation or these By-laws.
3.16.    ORGANIZATION. The Board may select from among its members a Chairman and a Vice Chairman to preside at meetings of the Directors and who shall perform such other duties as the Board may from time to time determine. Unless otherwise determined by the Board, at each meeting of the Board, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Vice Chairman, the CEO, or in the absence of the CEO, the President, or in the absence of the President, a chair chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.
3.17.    QUORUM OF DIRECTORS. The presence in person of at least a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

3.18.    ACTION BY MAJORITY VOTE. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.
3.19.    ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE IV

COMMITTEES OF THE BOARD
4.1.    COMMITTEES. The Board shall establish an Audit Committee, a Compensation Committee and a Governance and Nominating Committee (collectively, the “STANDING COMMITTEES”), each such Standing Committee to consist of such number of Directors as from time to time may be fixed by the Board in accordance with this Section 4.1. The Standing Committees shall each consist of three or more outside Directors, each of whom shall satisfy the independence (and, in the case of the Audit Committee, the financial literacy and experience) requirements of Section 10A of the Exchange Act, the New York Stock Exchange and any other regulatory requirements. The Board may, by resolution passed by a vote of a majority of the Entire Board, designate one or more other committees, each such other committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member (provided such other member meets the requirements described in the second sentence of this Section 4.1, if applicable).
4.2.    POWERS; DUTIES AND RESPONSIBILITIES.
(a)    AUDIT COMMITTEE. The Audit Committee shall have the power and authority of the Board to fulfill the Board’s oversight responsibilities with respect to: (i) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Corporation’s auditing, accounting and financial reporting processes generally; (iii) the Corporation’s financial statements and other financial information provided by the Corporation to Stockholders, the public and others; (iv) the Corporation’s compliance with legal and regulatory requirements; and (v) the performance of the Corporation’s internal auditors and independent auditors. The specific powers and responsibilities of the Audit Committee shall be set forth in its charter.

(b)    COMPENSATION COMMITTEE. The Compensation Committee shall have the power and authority of the Board to fulfill the Board’s responsibilities in respect to compensation of the Corporation’s executives. The specific powers and responsibilities of the Compensation Committee shall be set forth in its charter.
(c)    GOVERNANCE AND NOMINATING COMMITTEE. The Governance and Nominating Committee shall have the power and authority of the Board to ensure: (i) that the Board shall have the benefit of qualified and experienced Directors; (ii) that the Standing Committees of the Board shall have the benefit of qualified Directors, each of whom shall satisfy the independence (and, in the case of the Audit Committee, the financial literacy and experience) requirements of Section 10A of the Exchange Act, the New York Stock Exchange and any other regulatory requirements; and (iii) that the Corporation shall have in place effective corporate governance policies and procedures. The specific powers of the Governance and Nominating Committee shall be set forth in its charter.
(d)    Subject to this Section 4.2, any committee of the Board, to the extent provided in the resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to (i) amending the Certificate of Incorporation, (ii) adopting an agreement of merger or consolidation under section 251 or section 252 of the General Corporation Law, (iii) recommending to Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or a dissolution of the Corporation or a revocation of a dissolution, or (iv) amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.
4.3.    PROCEDURE. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.
4.4.    COMMITTEE MINUTES. The committees shall keep regular minutes of their proceedings and report the same to the Board.
4.5.    REMOVAL. Any member (and any alternate member) of any committee of the Board may be removed from his or her position as a member (or alternate member, as the case may be) of such committee at any time, either for or without cause, by the Board.

4.6.    VACANCIES. If any vacancy shall occur in any committee of the Board, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board.
ARTICLE V

OFFICERS
5.1.    POSITIONS. The officers of the Corporation shall be a CEO, a Secretary, a Treasurer or a Chief Financial Officer and such other officers as the Board may appoint, including an Executive Chairman, a Vice Chairman, a President, a Chief Operating Officer, one or more corporate Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more corporate Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the corporate Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.
5.2.    APPOINTMENT. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.
5.3.    COMPENSATION. The compensation of all executive officers of the Corporation shall be fixed by the Board or a committee thereof. No executive officer shall be prevented from receiving a salary or other compensation by reason of the fact that the executive officer is also a Director.
5.4.    TERM OF OFFICE. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is chosen and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board or a committee thereof. The removal of an officer without cause shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.
5.5.    FIDELITY BONDS. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
5.6.    CHAIRMAN. Unless otherwise determined by the Board, the Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board, which duties may include, if so determined by the Board, duties generally performed by a chief executive officer of a corporation.
5.7.    VICE CHAIRMAN. The Vice Chairman, if one shall have been appointed, shall perform such duties as shall be determined from time to time by the Board.
5.8.    CEO. The CEO shall have general supervision over the business of the Corporation, subject, however, to the control of the Board or any duly authorized committee of Directors. Unless otherwise determined by the Board, the CEO shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) and Vice Chairman (if there be one) is not present. The CEO may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the CEO shall perform all duties incident to the office of a chief executive officer of a corporation and such other duties as may from time to time be assigned to the CEO by the Board.
5.9.    PRESIDENT. The President, if one shall have been appointed, shall have general supervision over the business of the Corporation, subject, however, to the control of the Board or any duly authorized committee of Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of president of a corporation and such other duties as may from time to time be assigned to the President by the Board or the CEO.
5.10.    CORPORATE VICE PRESIDENTS. At the request of the CEO or the President, or in the absence of such officers, at the request of the Board, the corporate Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the CEO or the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the CEO and the President. Any corporate Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each corporate Vice President shall perform such other duties as from time to time may be assigned to such corporate Vice President by the Board, the CEO or the President.
5.11.    SECRETARY. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board, the CEO or the President, under whose supervision the Secretary shall

be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the CEO, the President or any corporate Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the CEO or by the President.
5.12.    TREASURER OR CHIEF FINANCIAL OFFICER. The Treasurer or Chief Financial Officer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer or Chief Financial Officer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the CEO, the President or the Board, whenever the CEO, the President or the Board shall require the Treasurer or Chief Financial Officer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer or Chief Financial Officer of a corporation and such other duties as may from time to time be assigned to the Treasurer or Chief Financial Officer by the Board, the CEO or the President.
5.13.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President.
ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
6.1.    EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.
6.2.    LOANS. The Board may prospectively or retroactively authorize the CEO, the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.
6.3.    CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.
6.4.    DEPOSITS. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.
ARTICLE VII

STOCK AND DIVIDENDS
7.1.    CERTIFICATES REPRESENTING SHARES. The Corporation may, but shall not be required to, issue certificates representing shares of its capital stock. If such capital stock is certificated, the certificates shall be in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board, and shall be signed by the Chairman, the CEO, the President or a corporate Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
7.2.    TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation upon payment of all necessary transfer taxes. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.
7.3.    TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.
7.4.    RULES AND REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of shares of its capital stock.
7.5.    RESTRICTION ON TRANSFER OF STOCK. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and, if such stock has been certificated, noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.
7.6.    DIVIDENDS, SURPLUS, ETC. Subject to the provisions of the Certificate of Incorporation and of law, the Board:
(a)    may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;
(b)    may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and
(c)    may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.
ARTICLE VIII

INDEMNIFICATION
8.1.    RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “COVERED PERSON”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “PROCEEDING”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “OTHER ENTITY”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.
8.2.    PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.
8.3.    CLAIMS. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
8.4.    NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of Stockholders or disinterested Directors or otherwise.
8.5.    OTHER SOURCES. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a Director,

officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.
8.6.    AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
8.7.    OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
ARTICLE IX

BOOKS AND RECORDS
9.1.    BOOKS AND RECORDS. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.
9.2.    FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, an electronic database, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
9.3.    INSPECTION OF BOOKS AND RECORDS. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.
ARTICLE X

SEAL
The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE XI

FISCAL YEAR
The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.
ARTICLE XII

PROXIES AND CONSENTS
Unless otherwise directed by the Board, the Chairman, the CEO, the President, any corporate Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.
ARTICLE XIII

EMERGENCY BY-LAWS
Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be eﬀective during an emergency, which is deﬁned as when a quorum of the Corporation’s Directors cannot be readily assembled because of some catastrophic event. During such emergency:
13.1.    NOTICE TO BOARD MEMBERS. Any one member of the Board or any one of the following officers: Chairman, CEO, President, any corporate Vice President, Secretary, or Treasurer, may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.
13.2.    TEMPORARY DIRECTORS AND QUORUM. One or more oﬃcers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any oﬃcers who are to serve as Directors for the meeting), those Directors present (including the oﬃcers serving as Directors) shall constitute a quorum.

13.3.    ACTIONS PERMITTED TO BE TAKEN. The Board as constituted in Section 13.2, and after notice as set forth in Section 13.1 may:
(a)    prescribe emergency powers to any officer of the Corporation;
(b)    delegate to any officer or Director, any of the powers of the Board;
(c)    designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;
(d)    relocate the principal place of business, or designate successive or simultaneous principal places of business; and
(e)    take any other convenient, helpful or necessary action to carry on the business of the Corporation.
ARTICLE XIV

AMENDMENTS
These By-laws may be amended or repealed and new By-laws may be adopted by a vote of the Stockholders holding shares entitled to vote in the election of Directors or by the Board. Any By-laws adopted or amended by the Board may be amended or repealed by the Stockholders entitled to vote thereon.
ARTICLE XV

MISCELLANEOUS
15.1.    EXCLUSIVE FORUM. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim arising from a breach of a fiduciary duty owed by any current or former Director, Stockholder or officer or other employee of the Corporation to the Corporation or to the Corporation’s Stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action or proceeding asserting a claim against the Corporation or any current or former Director, Stockholder or officer or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the General Corporation Law, these By-laws or the Certificate of Incorporation (in each case, as may be amended from time to time), (d) any action or proceeding related to or involving the Corporation or any current or former Director, Stockholder or officer or other employee of the Corporation that is governed by the internal affairs doctrine of the State of Delaware, (e) any action or proceeding asserting an “internal corporate claim,” as defined in Section 115 of the General Corporation Law, or (f) any action or proceeding as to which the General Corporation Law (as amended from time to time) confers jurisdiction on the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to this Section 15.1, including the personal jurisdiction of the courts specified in this Section 15.1 in connection with any action or proceeding brought in any such court to enforce the provisions of this Section 15.1. The provisions of this Section 15.1 shall be enforceable by any party to an action or proceeding covered by the provisions of this Section 15.1.
15.2.    SEVERABILITY. To the extent any provision of these By-laws would be, in the absence of this Section 15.2, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these By-laws, and all provisions of these By-laws shall be construed so as to give effect to the intent manifested by these By-laws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.
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As approved by the Board of Directors on November 10, 2026.
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